UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 31, 2008

GEOSTAR MINERAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53051	98-0516589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1400-Mining, Quarrying of
Nonmetallic Minerals	0001385799
(Standard Industrial	(Central Index Key)
Classification)

18 Lake Ridge, Middletown, NY 10940
(Address of principal executive offices, including zip code)

(718) 766-7898
(Registrant's telephone number, including area code)

#15 Dovga Storona Street
Gologory Village, Zolochivskij Region
Lvivska Oblast, Ukraine 80736
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections or orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption “Risk Factors” in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

Explanatory Note

This Current Report on Form 8-K is being filed by Geostar Mineral Corporation (either the “Company”, “we” or “our”) in connection with a share exchange transaction in which the Company has acquired all of the issued and outstanding capital stock of Masterise Holdings Limited, a limited liability company organized under the laws of British Virgin Islands (“Masterise”). On December 31, 2008, the Company entered into a share exchange agreement (“Share Exchange Agreement”) under which the Company issued 50,000 shares of its common stock, par value $0.00001, to Titan Technology Development Limited (“Titan”), a limited liability company organized under the laws of Hong Kong, and WANG Hui, an individual, (Titan and WANG Hui being the sole shareholders of Masterise Holdings Ltd.) in exchange for 100% of the issued and outstanding shares of common stock of Masterise (“Masterise Shares”).

Masterise is a holding company and, on January 28, 2008, acquired 70% of the capital stock of Shenzhen Changhua Biomedical Engineering Company Limited (“Shenzhen Changhua”), which is organized under the laws of the People’s Republic of China (“PRC”).

Item 1.01 Entry Into a Material Definitive Agreement

On December 31, 2008, the Company entered into a share exchange agreement (“Share Exchange Agreement”) which is attached to this current report on Form 8-K as Exhibit 10.1, under which the Company issued 50,000 shares of its common stock, par value $0.00001, to Titan , a limited liability company organized under the laws of Hong Kong, and WANG Hui, an individual, (Titan and WANG Hui being the sole shareholders of Masterise) in exchange for 100% of Masterise Shares. As of the date of the Share Exchange Agreement, Masterise owned seventy percent (70%) of the issued and outstanding equity or voting interests in Shenzhen Changhua. Shenzhen Changhua is duly organized, validly existing and in good standing under the laws of the PRC.

Also on December 31, 2008, Chi Ming Yu, a shareholder and affiliate of the Company, consummated one Affiliate Stock Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2, (the “Affiliate Agreement”) with thirteen (13) individuals including Titan and WANG Hui.  Pursuant to the Affiliate Agreement, Chi Ming Yu sold a total of 5,001,000 shares of the Company’s common stock for a total aggregate price of $5,000, including 2,972,182 shares to WANG Hui and 1,466,068 shares to Titan.

The shares of the Company’s common stock obtained by Titan and WANG Hui pursuant to the Share Exchange Agreement and the Affiliate Agreement resulted in a change of control of the Registrant, whereby WANG Hui obtained a total of three million three thousand six hundred eighty two (3,003,682)  shares representing approximately fifty four percent (54%) of the Company’s issued and outstanding common stock, and Titan obtained a total of one million four hundred eighty four thousand five hundred sixty eight (1,484,568) shares representing approximately twenty six and seven tenths percent (26.7%) of the Company’s issued and outstanding common stock.

Kai Gui, officer and director of Registrant owns five percent (5%) of the outstanding capital stock of Titan, and Chi Fung Yu, brother of Registrant’s president Chi Ming Yu, owns seventy percent (70%) of the outstanding capital stock of Titan.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described under Item 1.01, On December 31, 2008, the Company entered into a share exchange agreement (“Share Exchange Agreement”) which is attached to this current report on Form 8-K as Exhibit 10.1, under which the Company issued 50,000 shares of its common stock, par value $0.00001, to Titan, a limited liability company organized under the laws of Hong Kong, and WANG Hui, an individual, (Titan and WANG Hui being the sole shareholders of Masterise) in exchange for 100% of Masterise. As of the date of the Share Exchange Agreement, Masterise owned seventy percent (70%) of the issued and outstanding equity or voting interests in Shenzhen Changhua. Shenzhen Changhua is duly organized, validly existing and in good standing under the laws of the PRC.

Also on December 31, 2008, Chi Ming Yu, a shareholder and affiliate of the Company, consummated one Affiliate Stock Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2, (the “Affiliate Agreement”) with thirteen (13) individuals including Titan and WANG Hui.  Pursuant to the Affiliate Agreement, Chi Ming Yu sold a total of 5,001,000 shares of the Company’s common stock for a total aggregate price of $5,000, including 2,972,182 shares to WANG Hui and 1,466,068 shares to Titan.

The shares of the Company’s common stock obtained by Titan and Ms. WANG Hui pursuant to the Share Exchange Agreement and the Affiliate Agreement resulted in a change of control of the Registrant, whereby Ms. WANG Hui obtained a total of three million three thousand six hundred eighty two (3,003,682)  shares representing approximately fifty four percent (54%) of the Company’s issued and outstanding common stock, and Titan obtained a total of one million four hundred eighty four thousand five hundred sixty eight (1,484,568) shares representing approximately twenty six and seven tenths percent (26.7%) of the Company’s issued and outstanding common stock.

As a result of the Share Exchange Agreement and the Affiliate Agreement, Masterise became the Company’s direct wholly-owned subsidiary.  The Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”). We also ceased all exploration business and operations.

Company’s Pre-acquisition Organizational History

We were incorporated in the State of Nevada on September 12, 2006. Prior to the Share Exchange Transaction described under Item 1.01 we were an exploration stage corporation engaged in the search for mineral deposits or reserves.  We did not hold title to any property, but rather had the right to conduct exploration on certain mining claims which were held in trust for us. In September 2007 we paid $5,000 to Madman Mining Co. Ltd. to start an exploration program on the South Ridge Project, located in the Beaverdell area of south-central British Columbia. We did not locate any ore reserves. We did not own any subsidiary company.

On October 1, 2008, Andriy Protskiv (the "Affiliate Seller"), a major shareholder and affiliate of the Company, consummated one Affiliate Stock Purchase Agreement with Chi Ming Yu (the "Buyer"). Pursuant to the Affiliate Stock Purchase Agreement, the Buyer acquired from the Affiliate Seller a total of 5,000,000 shares of common stock of the Registrant for a total price of Five Thousand Dollars ($5,000).

Also on October 1, 2008, Roman Bilinski, a shareholder and affiliate of the Company, consummated one Share Purchase Agreement with Chi Ming Yu. Pursuant to the Share Purchase Agreement, Chi Ming Yu acquired from Mr. Bilinski a total 1,000 shares of common stock of the Registrant for a total price of Three Thousand Seven Hundred Twenty Dollars ($3,720).

As a result, under the terms and conditions of the Affiliate Stock Purchase Agreement and the Share Purchase Agreement, Buyer Chi Ming Yu acquired from Affiliate Seller and Bilinski a total 5,001,000 shares of common stock of the Company, representing approximately 90.74% of the total issued and outstanding shares of the Registrant.

Following the acquisition of shares by Chi Ming Yu, the Company entered into the Share Exchange Agreement (Exhibit 10.1), and Chi Ming Yu entered into the Affiliate Agreement (Exhibit 10.2) resulting in a change of control of Registrant whereby WANG Hui obtained a total of three million three thousand six hundred eighty two (3,003,682)  shares representing approximately fifty four percent (54%) of the Company’s issued and outstanding common stock, and Titan obtained a total of one million four hundred eighty four thousand five hundred sixty eight (1,484,568) shares representing approximately twenty six and seven tenths percent (26.7%) of the Company’s issued and outstanding common stock.

As a result of the Share Exchange Agreement and the Affiliate Agreement, Masterise became the Company’s direct wholly-owned subsidiary.   Masterise owns seventy percent (70%) of the issued and outstanding equity or voting interests in Shenzhen Changhua.

Company’s Post-acquisition Organizational Structure

Following our acquisition of Masterise as described under Item 1.01, as set forth in the following diagram, Masterise becomes our direct, wholly-owned subsidiary and Shenzhen Changhua remains a subsidiary of Masterise.

Shenzhen Changhua does not have any subsidiary.

Upon the acquisition of Masterise and its subsidiary in China, our primary business is carried out by Masterise through Shenzhen Changhua. Therefore, in the remainder of the Form 8-K and its exhibits, “we, us or our” refers to Geostar Mineral Corporation, Masterise and Shenzhen Changhua, collectively.

Organizational History of Masterise and Shenzhen Changhua

Masterise is a limited liability company which was organized under the laws of British Virgin Islands (“BVI”) on May 31, 2007.

Shenzhen Changhua is a limited liability company which was organized under the laws of PRC on September 25, 2002.

On January 29, 2008, Masterise acquired 70% of the capital stock of Shenzhen Changhua and this caused Shenzhen Changhua to become its subsidiary.

Since their founding, Shenzhen Changhua has been involved in the development of self-reinforced, absorbable degradable screws, robs and binding ties for fixation on human fractured bones. The Company is currently involved in conducting clinical trials on its products and intends to raise additional capital to produce and market its products commercially pending approval of its products by the State Food and Drug Administration (“SFDA”) of the PRC.

Overview of the Business

We are engaged in the business of developing, manufacturing and marketing self-reinforced, absorbable degradable Polyamide (“PA”) screws, robs and binding ties for fixation on human fractured bones.

Primary Products

Our primary products include Absorbable PA Osteosynthesis Devices: Bone bolt and screw/Holding bars/Binding bundles, etc.

Product Characteristics:

The theory of Brady-degradable polyamide absorbable material is based on water dissolution – the material is degraded by body fluid. When bone fracture is healed, it can be degraded from outer to inner layer, and induce new bone generation in the gap of the materials. Eventually it will occupy all the space made by degradable implant and form new bone.
Brady-degradable polyamide absorbable materials consist of enhanced fiber and high molecular polymers. It has high tensile, bending and shear strength. It is more suitable for fracture patients with bad conditions, i.e. with light osteoporosis, severe soft tissue injury or bad blood supply etc.
The Company’s product range covers the “Self-Reinforced, re-absorbable, degradable PA Macromolecule Polymer Materials for Human Body Implantation”. This innovation aims to:

1.	Save costs on all patient medical care;
2.	Avoid the secondary surgery;
3.	Enhance the performance of materials;
4.	Improve biological activity of materials;
5.	Effectively control the degeneration speed.

The Company has developed six proprietary re-absorbable polymer fixation implant product lines, including screws, pins, tacks, rods and binding ties, which provide an alternative to metal implants and overcome the limitations of first generation re-absorbable fixation devices. By modifying well-characterized re-absorbable polymers through the use of several proprietary manufacturing and processing techniques, the Company is able to create Self-Reinforced, re-absorbable implants.

Industry Development

The fracture fixation industry has developed through three generations of materials science:

The first generation internal-fracture fixation material:

The first generation internal-fracture-fixer components are usually made of stainless steel, titanium and alloy. Due to their high intensity, low costs and easy machining character, these components have achieved huge success in fracture treatment and remain the most widely used internal-fracture-fixer material. However, their prominent flaws are the huge difference between metal’s elasticity co-efficient, easily causing second-time bone fracture. The metallic ion can also cause tissue inflammation, and the need of a secondary surgery to have them taken out. These flaws stimulated the development of the degradable macromolecule material.

The second generation fracture fixation material:

The second generation bone-fracture-fixed components are made of degradable macromolecule material, such as PLLA, PGA and PDS, etc.  The disadvantage of these components is  rapid self-degeneration in early stages after the initial implant.  For example, the strength of SR-PLLA decrease  to 10-20Mpa after 4 weeks of implantation.  Therefore, the second generation bone-fracture-fixed components can be only used to treat substantial spongiosa bone fractures.

The third generation fracture fixation material:

The third generation fracture fixation material, biodegradable fracture fixation components are currently under research by developed countries.  There are many technical challenges to research in the third generation fracture fixation material field; for example, the materials must have a high degree of bio-compatibility and mechanical compatibility.  They also must be of high biological activity, self absorbable, and degeneration controllable.

Product Development

Our company chose the biodegradable screw as their starting point.  In order to replace the wildly used metal material, the new materials must meet bio-consistency and mechanics-consistency requirements. Furthermore, they must also meet certain requirements in terms of bio-activities, degradability and controllable degrading speed. Although many macromolecule materials are degradable inside human body, only a few of them have the physical characters required for fracture fixation.

The first step was to choose the macromolecule materials that have certain physical characters, for example, Polyamide (“PA”). In order to achieve the desired mechanical performance and degrading speed, we used chemical and physical methods to modify the bio-degradable PA so as to synthesize new bio-degradable material, also the selection of monomer class, polymerization conditions; the mensuration of polymer molecular weight, hydrophile capability, crystal capability; the mensuration and controlled degrading speed of the polymer; the mensuration and control of the mechanical performance of the polymer.

The second step was to choose the suitable bio-active inorganic material, and to optimize the compound and technique conditions. To ensure the bio-activities of the implanted fixture material, we used high grade and mature phosphate type bio-active materials, based on the preparation of the compound material and the surface character requirements to the finished products. We also improved current technical parameters by modifying the surface character and achieved control over the desired grain size and surface activities.

The third step was to specially prepare and utilize the selected, technically treated and character modified degradable polymer material with bio-active material. Hydronium bombardment to the surface with spread & cover techniques are used during the compound process. This is to create a well-knit bio-active membrane on the degradable polymer’s surface, or to embed a bio-active core inside the degradable polymer stick so as to form the bio-active degradable compound material.

The fourth step was to strengthen and sharpen the processed compound by using directional extrusion and moulding.  Degradable acantha inoculators, fixation screws, orthopaedics stuffing, enlace strings; anti-conglutination membrane can all be made according to needs.

Our company has studied and researched Polyamide, changing its chemical and physical properties to meet the above requirements.  As a result of our research we have:

1.	Increased mechanical strength to 170Mpa
2.	Increased biological activities to accelerate bone cell substitution.
3.	Extended the degeneration period during the implant. While the PA is degenerating layer by layer, the bone cells grow and take its place.

Product Analysis

1.
Company is researching and currently developing the capability of manufacturing several different kinds of human implant products including artificial hip and joints and PA products.  Currently the company has two production lines certified by the GMP regulations.

2.	Company is analyzing the market for its products and two of the company’s products are currently pending SFDA approval.

Overview of PA Devices and Market in China and Worldwide

The demand for medical device equipment has rapidly increased during the last decade. Total market sales have increased more than 15% each year.  There are in excess of 5 million cases of bone fractures in the world every year, among which there are over 1 million cases in China.  The figures show that about 4 million bone bolts/screws are needed each year.  In the past 5 years, the total world-wide sales of clinical equipments and materials are over 2 trillion USD, and more than 50% of the sales are related to bio-materials.

China Market Size (Estimated) :	PA Screw		PA wire (in roll of 65cm)
Hospitals (Orthopaedics):		3000		3000
Potential Hospitals (50%):		1500		1500
Monthly consumption:		200		400
Month		12		12
Sales price:	US$	150.00	US$	50.00

Total National Market Size:	US$	540,000,000.00	US$	360,000,000.00

The orthopedic biomaterials market is an evolving arena in the development, adoption and /or evolving use of bone, bone substitutes, polymers, ceramics, bone growth factors, sealants/glues, anti-adhesion, tissue engineering and other products.  We expect the resulting $5 billion current orthopedic biomaterials market to grow to nearly $10 billion by 2011.

Technological advancements and potential within Asia, are the biggest factors driving significant growth within the global orthopedic devices market.  Another major factor positively influencing this market is the increasingly active lifestyle of aging baby boomers who represent a large portion of the population.  There is substantial research and development (R&D) activity in the market and this also indicates a favorable growth trend.  While revenues for pure-play participants registered a compound annual growth rate (CAGR) of 17.4 percent for the period 2002-2006, R&D expenditure for the same period recorded a higher growth of 18.4 percent.  Increasing R&D expenditure is considered a key indicator of the future direction of the orthopedic market as it points to sustained technological development and innovation.

The Company believes that Asia holds tremendous growth potential for orthopedic device manufacturers due to its fundamental population advantage.  Asia accounts for more than 50 percent of the worlds’ “graying” population, but its share of the global orthopedic devices market is comparatively low at approximately 10 percent.  Within the region, Japan contributes to a majority of market revenues, indicating large potential for growth in relatively under-penetrated countries such as China and India.

Improved health care services and changing demographics are driving Latin American orthopedic device market. These factors are expected to stimulate growth in the reconstructive and spinal implant segments. Poor road conditions and inadequate safety regulations — leading to automobile accidents — are the primary drivers behind growth in the trauma fixation device segment. According to a new report entitled Latin American Markets for Orthopedic Devices 2006, the Latin American orthopedic device market which comprises Argentina, Brazil, Colombia, and Mexico generated over $290 million in 2005 and will increase at a compound annual growth rate of over 10% over the next five years.

An analysis of the geographical revenues of leading pure-play orthopedic participants indicates that while revenues from the Americas demonstrated an increase of 15.7 percent for the period 2001-2006, Asia Pacific grew at a faster pace, recording an annual growth rate of 19.3 percent for the same period. With rising incomes and increased spending on healthcare, Asia is expected to continue to demonstrate strong growth in the future as well.

Goal for The Company through year 2015-Estimated

PA Screw	Achieved by year 2010 (*)		Achieved by year 2012		Achieved by year 2015
Hospitals (Orthopaedics):		100		200		500
Monthly consumption:		300		300		400
Month		12		12		12
Changhua sells to agent	US$	150.00	US$	150.00	US$	150.00

Gross turnover per year:	US$	54,000,000.00	US$	108,000,000.00	US$	360,000,000.00

PA Wire	Achieved by year 2010 (*)		Achieved by year 2012		Achieved by year 2015
Hospitals (Orthopaedics):		100		200		500
Monthly consumption:		600		600		800
Month		12		12		12
Changhua sells to agent	US$	50.00	US$	50.00	US$	50.00

Gross turnover per year:	US$	36,000,000.00	US$	72,000,000.00	US$	240,000,000.00

Total:	US$	90,000,000.00	US$	180,000,000.00	US$	600,000,000.00

Gross Profit:	US$	72,000,000.00	US$	144,000,000.00	US$	480,000,000.00

* Funds needed on continuing clinical trials of new PA products for SFDA approval

* Potential market in China for PA Screw /Wire is est. at 900M per year.

China’s Market for PA Devices

China’s market for PA devices depends on 3 major conditions:

- patients
- advanced technology level
- performance and price of the materials.

In the next 10 years, China will have a booming aging population, and the population in China will continually increase.  New and improved medical technology will continue to grow rapidly throughout hospitals in China, and material optimization and product pricing is expected to directly stimulate increased sales.

Our Competitors

Our Company is the only patent holder of PA technologies in China and we are the only company who is carrying out Clinical Trials on PA products. There currently are no similar products or competitors in the market.

Our main competition comes from Metal, Titanium and PLLA products marketed by several foreign and domestic companies.  Such competitors include many key and niche players worldwide such as Acumed, Biomet Inc., Conmed Corp., Encore Orthopedics, Exactech, Inc., Johnson & Johnson, DePuy, Inc., Medtronic Sofamor Danek, Inc., Orthofix International N.V., Smith and Nephew Plc, Stryker Corp., Synthes, Inion Ltd. and others, many of which have substantially greater sales and financial resources than we do.

Product advantage and Market Opportunity:

-	There are no similar patent registrations in China.
-	We are the only company qualified and permitted to take clinical trials by SFDA
-	We have a timing advantage over other companies in China which would have to go through the preclinical testing for the SFDA permit on Clinical Trials.
-	Under existing regulation by SFDA, it will take at least 3 years for Clinical Trials.

Insurance

While we are carrying out the Clinical Trials, we do not have any Product Liability Insurance coverage for the use of our proposed products.  We intend to obtain Product Liability Insurance coverage for commercial sale of our products.

Government Regulations

Our primary target market is the medical community of the Peoples Republic of China (PRC).  Medical devices manufactured by the Company in China are subject to regulation by the State Food and Drug Administration (“SFDA”) of PRC. The manufacturing facilities are also required to meet China’s Good Manufacturing Practices (“GMP”) standards.

The Company’s production facilities are fully compliant with GMP requirements.  While the Company has not yet received SFDA approval for its products, we expect to obtain SFDA approval.  We are in progress of achieving this goal.

Quality Control Standards and Procedures

Our company’s facilities in Shenzhen are fully compliant with Good manufacturing practices (GMP) standards. GMP comprise a variety of practices that ensure quality including things such as:

•	raw materials quality assurance

•	record-keeping of substances throughout the manufacturing process

•	standards for cleanliness and safety

•	qualifications of manufacturing personnel

•	in-house testing

•	production and process controls

•	warehousing and distribution

GMPs  provide quality assurances that off-the-shelf testing cannot.  Off-the-shelf testing relies upon random sampling of a very small subset of the final product.  Enormous resources must be expended to test one substance — testing just a few samples of each brand.  These tests provide only a snapshot-in-time view of a product's quality.  Fluctuations in product quality are slow to be discovered via such after-the-fact testing.

In contrast, GMPs provide continual measures of quality that can uncover problems and fluctuations as they occur and before the product is shipped.  Thus, GMPs are a more immediate and consistent way to control quality.

Intellectual Property

The Company has been granted one patent for its material by the Chinese Intellectual Property Rights Bureau: Patent no. ZL97119073.9, PRC.

Chinese Patent

Title: High molecular human body embedding article and its preparing process product and use
Application Number:	97119073	Application Date:	1997.10.22
Publication Number:	1214939	Publication Date:	1999.04.28
Approval Pub. Date:		Granted Pub. Date:	2002.08.14
International Classification:	A61F2/02,A61L27/00,C08L33/00
Applicant(s) Name:	Liu Jianyu
Address:	518111
Inventor(s) Name:
Attorney & Agent:	Li Zhining
Abstract
The present invention discloses a macromolecular implant for human body and its preparation process, and relates to the products made up by using said macromolecular implant and their application. Said invented product is made up by using resin fibre through hot-pressing treatment according to the formula provided by said invention, and its strength is high, tenacity is good and its shape can be processed according to the requirement in the period of bone union after implantation, and said implant can be made into the fixation block, eurymeric block, fastening piece and suture for reduction of fracture, and can be started to be degraded from twenty-fourth week after implantation, and can be completely absorbed by human body after 1.5-2 years, and its cost is low.

Employees

As of December 1, 2008, we had 17 employees, 8 of whom were full-time employees, with 6 employees in research and development, including 2 part-time employees, 4 employees in general and administrative, including 2 part-time employees, and 2 employees in clinical, regulatory, including 1 part-time employee. There are no employees in sales, marketing, and manufacture because we are in the Clinical trial stage.

We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. None of our employees are represented by a labor union, and we believe our employee relations are good.

The Company address is Block A, Long Cheng Te Fa Industrial park, Long Gang, Shenzhen, China.

Availability of new qualified employees

Shenzhen is located in the southern part of the Guangdong Province, on the eastern shore of the Pearl River Delta. Neighboring the Pearl River Delta and Hong Kong, Shenzhen's location gives it a geographical advantage for economic development.

Shenzhen’s well-built market economy and diversified culture of migration have helped to create the best-developed and most dynamic market economy in China. Shenzhen is China’s first special economic zone.  After more than 20 years of development, Shenzhen has grown into a powerful city boasting the highest per capita GDP in China’s mainland. Its comprehensive economic capacity ranks among the top of the country’s big cities.  The combined value of imports and exports has remained No.1 for 12 years in China’s foreign trade.

Since 1997, China has accelerated the development of higher education and increased enrollment in regular universities and colleges. In 2002, the number of registered students has increased by 105.2% from 24.9 to 51.1 per 10,000 people.  The gross enrollment rate of higher education increased from 8% in 1998 to 15.3% in 2002, approaching the target of 16% by 2005 proposed by the provincial "Tenth Five-Year Plan".

Guangdong has entered a transition period from an elite education to a popularized higher education.  The total number of registered students has experienced an annual growth rate of 25%. There are 28 universities in Guangdong province with over 247,000 students graduated in 2007. Combined with 150,000 new graduates from other parts of China, there are total of nearly 420,000 new graduates alone in Guangdong in 2007.

Management

WANG Hui, Director and Chief Executive Officer, started her career at Hainan Xinte Pharmaceutical Ltd in China. She worked her way up from cashier to sales representative and then to sales manager. She then worked as District Manager of Southern China with Hainan Tianfeng Pharmaceutical Ltd, and as General Manager with Hainan Yichen Pharmaceutical Ltd. She is now the General Manager of Shenzhen Changhua. Ms Wang has skills and experience in R&A, marketing and business development in Chinese medical industry.

Kai GUI, Director, Secretary and Chief Financial Officer, worked as an Analyst Programmer in the British media industry, and as IT Manager, Circulation Manager, and Foreign Publishing Director at S.J.P. Ltd in London. Mr. Gui participated in several business projects involving Chinese publicly listed companies. He is the Director of China Feed Industry Association Information Centre’s European Office and Vice President of Titan Technology Development Ltd. After graduating from the University of Westminster in London, Mr. Gui took a Post-graduate course in Financial Management at Middlesex University in London.

Chi Ming YU, Director and President, is Director of Operations at Titan Holdings, Inc where his main responsibilities are in Administration, Company Finance and Investment, Marketing Research and Customer Relationship. From 2000 to 2003, Mr. Yu worked as a sales manager at Fu Feng LLC.  Mr. Yu studied Computer Science at Rutgers University, New Jersey.

QUE Yong, Director of Geostar Mineral Corporation, was in sales and marketing with Hainan Xinteyao Pharmaceutical Ltd. from 1991 to 1995. He worked as sales manager for Hainan Tianfeng Pharmaceutical Ltd from 1996 to 2001. He has been a manager of Guangxi Changda Pharmaceutical Ltd since 2003.

LIU, Zhi Jian, Chief Technical Officer, was a head of Research Project – Structure of Mineral Deposits with Chinese Academy of Geological Sciences until 1992. He was awarded the 2nd Prize for research achievement by the Chinese Ministry of Geology in 1991. Mr Liu later worked as assistant to General Manager and Deputy Chief of Development Department for Shenzhen Shanghang Biomedical Engineering Co. Ltd., he was a key member of Chinese National “95” Plan - Project 863. Mr Liu is now the Deputy General Manager of Shenzhen Changhua. He has a BSc degree in Physics from Beijing University and a Master degree in  Materials Engineering from St. Petersburg State University in Russia.

Tracy J. Mott, Vice President, is the Vice President of Investment Relations with PPW Group. She was involved in assisting in development of investor relations strategies, industry and market trends monitor and research, communicating with investors in a timely manner. Before that Ms Mott was a Special Education Teacher with Middletown Enlarged City School District. Ms Mott has a B.A. in Regular Education and Special Education from John Brown University and a Real Estate Salesperson License from Mid-Hudson Real Estate Source.

Legal Proceedings

Currently we are not involved in any pending litigation or legal proceeding.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this form 8-K, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

Risks Related to Our Business

We must obtain governmental approvals or clearances before we can sell our products.
Our products are considered to be medical devices and are subject to governmental regulation. These regulations are wide ranging and govern, among other things:

· Product design and development;
· Product testing;
· Product labeling;
· Product storage;
· Pre-market clearance and approval;
· Advertising and promotion; and
· Product sales and distribution

Our primary target market is the medical community of the Peoples Republic of China (PRC).  Medical devices manufactured by the Company in China are subject to regulation by the State Food and Drug Administration (“SFDA”) of PRC. The manufacturing facilities are also required to meet China’s Good Manufacturing Practices (“GMP”) standards.

While the Company’s facilities are currently compliant with GMP requirements, the Company has not yet received SFDA approval for its products.   There can be no assurance that the Company will be able to obtain SFDA approval to market its products, or that such approval will be obtained on a timely basis. Delays in the receipt of or the failure to obtain such approvals, the need for additional approvals, or the failure to comply with existing or future regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations.

We intend to test and market our products in the United States and world-wide.  In order to market our products in the United States we must first obtain US FDA approval. We currently have not begun the process of obtaining approval by the US FDA, and there is no guaranty that we will be able to obtain such approval.  We also have not begun the process of obtaining approval by governmental agencies in other countries in which we plan to market our products.  Failure to obtain such approvals will have a negative impact on our business plans.

Pre-clinical and clinical trials are inherently unpredictable. If we do not successfully conduct these trials, we may be unable to market or sell our products.

Through pre-clinical studies and clinical trials, we must demonstrate that our products are safe and effective for their indicated uses. Results from pre-clinical studies and early clinical trials may not allow us to predict results in later-stage testing. No assurance can be given that, even if we are able to afford to conduct future clinical trials, those trials will demonstrate the safety and effectiveness of any of our products or will result in regulatory approval to market our products. We may never meet our development schedule for any of our products in development. Even if a product is successfully developed and clinically tested, we cannot be certain that it will be approved by the appropriate regulatory agency on a timely basis or at all. If the appropriate regulatory agency does not approve our products for commercial sales, our business will be harmed.

Current or future clinical trials our products will require substantial financial and management resources. In addition, the clinical trials may identify significant technical or other obstacles that we will need to overcome before obtaining the necessary regulatory approvals or market acceptance. Our failure to complete our clinical trials, demonstrate product safety and clinical effectiveness, or obtain regulatory approval for the use of our products would have a material adverse effect on our business, financial condition and results of operations.

Delays in enrolling patients in our clinical trials could increase our expenses and harm our business.

The rate at which we may complete our pre-clinical and clinical trials is dependent upon, among other things, the rate of patient enrollment. Patient enrollment depends on many factors, including the size of the patient population, the nature of the procedure, the proximity of patients’ residences to clinical sites, the eligibility criteria for the study and impact of other clinical studies competing for the same patient population and/or the same physicians’ time and research efforts. Delays in planned patient enrollment may result in increased costs and delays, which could cause our business results to suffer.

We rely on multiple third parties to conduct and collect data for the clinical trials of our products. If we are unable to access this data the commercialization of our products will be delayed and our business will be harmed.

We often rely on multiple third parties, such as hospitals and universities, to conduct and collect data for our clinical trials. We depend on these third parties to provide access to data and cooperate with us in completing regulatory filings for the approval or clearance of our products. In order for regulatory agencies to accept and rely on the data of a filing, the data collection, analysis and summarization must meet certain standards. We cannot be certain that the clinical data collected by the third parties meet the standards of the regulatory agencies. If we are unable to rely on the clinical data collected by third parties, or if these third parties do not perform their contractual obligations, the regulatory agencies may require us to gather additional clinical data. This could significantly delay commercialization of our products, require us to spend additional capital on our clinical trials and harm our business.

We cannot assure the safety or effectiveness of our products.

To obtain and maintain required regulatory approvals and secure the confidence of physicians and others whose acceptance is needed for our products, we will need to demonstrate that our products are safe and effective. We cannot assure that our products will be deemed safe and effective. Our products have not been used or tested to a sufficient extent to permit us to predict their safety and effectiveness. In addition, our products include components and materials supplied by third parties, whose safety and reliability we cannot guarantee. The perceived safety and effectiveness of our products can also depend on their manner of use by physicians and other third parties, which we cannot control. If safety and effectiveness issues arise with any of our products in the future, we may incur liabilities to third parties, lose any regulatory approvals for the applicable product, or be required to redesign the product. These issues will reduce our sales and increase our expenses, possibly substantially.

Our Patent and Proprietary Rights May Not Provide Us with Significant Competitive Advantage

Our success may depend heavily on our ability to obtain and retain patent protection for our internal fracture fixation technology and product candidates, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. We own one Chinese patent relating to our technology.  We may file additional patent applications in other countries. Claims in the pending patent applications may not issue as patents, and issued patents may not provide us with meaningful competitive advantages. In addition, challenges may be instituted against the validity or enforceability of any patent owned or licensed by us. Furthermore, others may independently develop similar or superior technologies, duplicate our technologies or design around the patented aspects of our technologies. We may also infringe upon prior or future patents owned by others, and may be forced to acquire licenses under patents belonging to others for technology potentially useful or necessary to our business. These licenses may not be available on terms acceptable to us, if at all. Moreover, patents issued to or licensed by us may be infringed by others. The cost of litigation involving patents, whether brought by or against us, can be substantial, and can result in adverse determinations to us, including declaration of our patents as invalid.

We seek to protect our trade secrets and proprietary know-how, in part, through confidentiality agreements with our employees, consultants, advisors, collaborators and others. These agreements may be violated by the other parties, we may not have adequate remedies for any breach and our trade secrets may otherwise become known or be independently developed by competitors. To the extent that consultants, key employees, third parties involved in our projects or others independently develop technological information, disputes may arise as to the proprietary rights to such information, which may not be resolved in our favor.

Our Proposed Products May Never Achieve a Satisfactory Level of Market Acceptance

Our future growth and profitability will depend, in large part, on the acceptance by the medical community of our proposed products. This acceptance will be substantially dependent on educating the medical community as to the full capabilities, distinctive characteristics, perceived benefits and clinical efficacy of the proposed products. It is also important to the commercial success of our proposed products that our independent distributors and agents succeed in training a sufficient number of surgeons and in providing them adequate instruction in the use of our products. This training requires a commitment of time and money by surgeons that they may be unwilling to give. Even if surgeons are willing, if they are not properly trained, they may misuse or ineffectively use our products. This may result in unsatisfactory patient outcomes, patient injury, negative publicity or lawsuits against us, any of which could damage our business and reduce product sales.

We May Not Be Able To Compete Successfully Against Our Competitors

We are engaged in rapidly evolving and highly competitive fields. Competition from biotechnology companies, medical device manufacturers, pharmaceutical and chemical companies and other competitors is intense. Academic institutions, hospitals, governmental agencies and other public and private research organizations are also conducting research and seeking patent protection and may develop competing products or technologies on their own or through joint ventures. Our products could be rendered noncompetitive or obsolete by these and other competitors’ technological advances. We may be unable to respond to technological advances through the development and introduction of new products. Moreover, many of our existing and potential competitors have substantially greater financial, marketing, sales, distribution, manufacturing and technological resources than our company. These competitors may be in the process of seeking FDA or other regulatory approvals or clearances, or patent protection, for competitive products. Our competitors could, therefore, commercialize competing products in advance of our products. They may also enjoy substantial advantages over us in terms of:

-	research and development expertise;

-	experience in conducting clinical trials;

-	experience in regulatory matters;

-	manufacturing efficiency;

-	name recognition;

-	sales and marketing expertise;

-	established distribution channels; and

-	established relationships with health care providers and payors.

These advantages may limit the demand for, and market acceptance of, our products.

Difficulties of Operating in International Markets May Harm Sales of Our Products

We intend to eventually market our products in Europe and the United States. We anticipate that the international nature of our business will subject us and our foreign distributors to the laws and regulations of the jurisdictions in which they operate, and in which our products would be sold. The types of risks that we face in international operations include:

-	the imposition of governmental controls;

-	logistical difficulties in managing international operations; and

-	fluctuations in foreign currency exchange rates.

Our international sales and operations, if any, may be limited or disrupted if we cannot successfully meet the challenges of operating internationally.

Use of Hazardous Materials in Our Business May Expose us to Expensive Claims

Medical and biopharmaceutical research and development involves the controlled use of hazardous materials. We and any contract manufacturers we may utilize are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that all of our current contractors comply and future contractors will comply with safety procedures for handling and disposing of such materials under the standards prescribed by federal, state and local regulations, we may be exposed to fines and penalties for improper compliance with such standards. Moreover, the risk of accidental contamination or injury from those materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could be in excess of insured amounts and exceed the resources of our company.

If we Lose or Are Unable to Hire and Retain Qualified Personnel, we May Not Be Able to Successfully Implement Our Plan of Operations

We are dependent upon a limited number of key management, scientific and technical personnel and consultants. In addition, our future success will depend in part upon our ability to attract and retain highly qualified personnel. We compete for such personnel with other companies, academic institutions, government entities and other organizations. We may not be successful in hiring or retaining qualified personnel. Loss of key personnel or the inability to hire or retain qualified personnel could hurt our ability to successfully implement our plan of operation.

We May Rely on Consultants For Certain Strategic Activities, Which Results in Less Control Over Such Activities

We may rely upon consultants and advisors to assist in formulating research and development strategies, testing and manufacturing and marketing-related issues. We have less control over the activities of our consultants than we do over our employees, which may reflect negatively in the time and effort devoted to such activities. Consultants and advisors may be employed outside of our company and may have commitments or consulting or advisory contracts with other entities that could conflict with their service to our company.

We May Be Exposed to Large Product Liability Claims

Our business exposes us to potential liability risks that are inherent in the testing, manufacturing and marketing of medical products. The use of our proposed products in clinical trials may expose us to product liability claims and possible adverse publicity. These risks also exist with respect to our proposed products, if any, that receive regulatory approval for commercial sale. We do not have Product Liability Insurance coverage for the use of our proposed products in clinical trials.  We anticipate obtaining Product Liability Insurance coverage for commercial sale of our Products.   Any product liability claim brought against us, with or without merit, could result in the increase in Product Liability Insurance rates or the inability to secure coverage in the future. In addition, we would have to pay any amount awarded by a court in excess of policy limits. A product liability or other judgment against our company in excess of insured amounts or not covered by insurance could have a material adverse effect upon our financial condition.

We depend on our senior management’s experience and knowledge of the industry and would be adversely affected by the loss of any of our senior managers.

We are dependent on the continued efforts of our senior management team. We do not currently have employment contracts with our senior executives, though we are under effort to establish contractual relationship therewith. If, for any reason, our senior executives do not continue to be active in management, our business, or the financial condition of our Company, our results of operations could be adversely affected. In addition, we do not maintain life or key-man insurance on our senior executives and other key employees.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

Our success is dependent upon our ability to raise capital from outside sources. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including: our financial condition and results of operations, the condition of the economy in the Peoples Republic of China (“PRC”), and conditions in relevant financial markets in the United States, the PRC and elsewhere in the world.

Risks Related to the People’s Republic of China

Economic policies of the PRC could affect our business.

Substantially all of our assets are located in China and substantially all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China’s economy has experienced significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

Capital outflow policies in the People’s Republic of China may hamper our ability to remit income to the United States.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency outside of the PRC. We receive substantially all of our revenues in Renminbi.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required in those cases in which Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Although we do not import goods into or export goods out of the People’s Republic of China, fluctuation of the RMB may indirectly affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to change.  Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may have difficulty establishing adequate management, legal and financial controls in The People’s Republic of China.

The People’s Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The People’s Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the Republic of China. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the Republic of China would enforce: Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

In original actions brought in the Republic of China, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the Republic of China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 27 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Our PRC operating subsidiary is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the industries in which we operate, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements with the government entities and other foreign investors.

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. We are considered a foreign person or foreign invested enterprise under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Risks related to our common stock

The market price for our common stock may be volatile.

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

-	actual or anticipated fluctuations in our quarterly operating results,

-	announcements of new products by us or our competitors,

-	changes in financial estimates by securities analysts,

-	changes in the economic performance or market valuations of other companies involved in the same industry,

-	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,

-	additions or departures of key personnel,

-	potential litigation, or

-	conditions in the market.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.   These market fluctuations may also materially and adversely affect the market price of our common stock.

Shareholders could experience substantial dilution.

We may seek funding through the issuance of convertible notes and warrants, private placements, convertible debentures and other issuances of our capital stock.  If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

We have never paid dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A  large  portion  of our  common  stock  is  controlled  by a small  number  of shareholders.

A large portion of our common stock is held by a small number of shareholders. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We may be subject to "penny stock" regulations.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8-K. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

Factors that may cause actual results, our performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include without limitation:

1.  The company's lack of funds in new R&D, especially in clinical testing.

2.  The company's lack of funds in new equipment and the utilization of the production process after SFDA approval.

3. The Company may need to seek funding through such vehicles as convertible notes and warrants, private placements, and/or convertible debentures.

4.  The company needs funding for marketing and network build-up.

5.  The company plans to seek approval for clinical testing and marketing on a worldwide basis, including US FDA approval for testing and marketing in the United States of America.

6.  The company currently holds an international patent originating in China.  However, due to time restrictions, the company is unsure of the validity of the patent in other countries.  We are confident that because of specific trade secrets that are involved in the manufacturing of our product, reverse engineering would be virtually impossible to accomplish by any competitors.  Additionally, all machinery that is used to manufacture our products are patented and protected.

 All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Our Business

We are engaged in the business of developing, manufacturing and marketing self-reinforced, absorbable degradable PA screws, robs and binding ties for fixation on human fractured bones.

Results of Operations

The “Results of Operations” discussed in this section merely reflect the information and results of Masterise and Shenzhen Changhua for the period from September 25, 2002 (Shenzhen Changhua’s date of inception) to September 30, 2008.

Revenues

We are in Clinical Trial phase and do not have a SFDA permit to produce, market or sell in China. We therefore do not have any revenue from inception to September 30, 2008.

Finance Costs

As of September 30, 2008, a stockholder and a related party had loaned a total of $210,056 to the Company as unsecured loans repayable on demand and imputed interest is computed at 7% per annum on the amount due. As of September 30, 2008, a director and a related company had loaned a total of $641,090 to the Company as an unsecured loan repayable on demand and imputed interest is computed at 5% per annum on the amount due. Total imputed interest expenses recorded as additional paid-in capital amounted to $25,077, $29,042 and $114,385 for the nine months ended September 30, 2008 and 2007 and for the period from September 25, 2002 (inception) through September 30, 2008, respectively.

Income Tax

There is no income tax to pay as the Company is waiting for SFDA approval and there is no business activity.

Net Loss

The net loss for the nine months ended September 30, 2008 and 2007 and for the period from September 25, 2002 (inception) through September 30, 2008 are $179,958, 134,031 and 1,013,733 respectively. We are in Clinical Trial phase and do not have a SFDA permit to produce, market or sell in China. We therefore do not have any revenue from inception to September 30, 2008 but have to incur operating expenses for the upkeep of the Company and the clinical trials.

Liquidity and Capital Resources

For the nine months ended September 30, 2008, our cash and cash equivalents increased by $40,000 to $60,154. The increase in cash was due primarily from increased loans provided by a stockholder, a director, a related company and a related party. As at September 30, 2008, our cash resources were such that we had a negative working capital position of $788,759.

As of September 30, 2008, a stockholder and a related party had loaned a total of $210,056 to the Company as unsecured loans repayable on demand and imputed interest is computed at 7% per annum on the amount due. As of September 30, 2008, a director and a related company had loaned a total of $641,090 to the Company as an unsecured loan repayable on demand and imputed interest is computed at 5% per annum on the amount due. Total imputed interest expenses recorded as additional paid-in capital amounted to $25,077, $29,042 and $114,385 for the nine months ended September 30, 2008 and 2007 and for the period from September 25, 2002 (inception) through September 30, 2008, respectively.

As reflected in the accompanying financial statements, the Company has a total stockholder's deficit of $1,013,733 at September 30, 2008. The Company's current liabilities also exceed its current assets by $788,759 and the Company used cash in operations of $156,426.

These factors raise substantial doubt about our ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent up the Company's ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company is now pursuing additional funding and potential merger or acquisition candidates, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

During the nine months period ended September 30, 2008, loans from Company's Stockholders, a director, a related company and a related party totaling $211,086 were provided to us for use as working capital. Management believes that such financing will allow us to continue operations through the next fiscal year.. The Company is also actively pursuing a number of private placement funding which would ensure continued operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

CRITICAL ACCOUNTING POLICIES

The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including but not limited to those related to income taxes and impairment of long-lived assets. We base our estimates on historical experience and on various other assumptions and factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Based on our ongoing review, we plan to adjust to our judgments and estimates where facts and circumstances dictate. Actual results could differ from our estimates.

We believe the following critical accounting policies are important to the portrayal of our financial condition and results and require our management's most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain.

1.	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation.  Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets estimated useful lives.  The estimated useful lives are as follows:

Plant and machinery	5 Years
Motor vehicles	5 Years
Office equipment	5 Years
Office Improvement	5 Years

2.	Long-lived assets

In accordance with SFAS No. 144, “Accounting for the impairment or disposal of Long-Lived Assets", long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long- lived assets. The Company reviews long-lived assets to determine that carrying values are not impaired.

3.	Fair value of financial instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The carrying amounts of other receivables, prepaid expenses, due from related parties, other payables and accrued liabilities and due to related parties approximate their fair values because of the short-term nature of the instruments. The management of the Company is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial statements.

4.	Government grant

Government grant represents a subsidy from the local government and is unconditional. The Company recognizes the grant upon receipt from the local government and is accounted for as an offset of research and development expenses.

5.	Income taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes”.  Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

6.	Research and Development

Research and development costs related to both present and future products are expensed as incurred.

7.	Foreign currency translation

The financial statements of the Company’s subsidiary denominated in currencies other than US $ are translated into US $ using the closing rate method.  The balance sheet items are translated into US $ using the exchange rates at the respective balance sheet dates.  The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year.  All exchange differences are recorded within equity.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for us beginning January 1, 2009. The Company does not expect the adoption of SFAS 141R to have a material impact on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  SFAS No. 160 affects those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS  161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows.  SFAS  161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and non-derivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS  161 must provide more robust qualitative disclosures and expanded quantitative disclosures.  SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In May 2008, the FASB released SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”   SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The Company does not expect SFAS 162 will have a significant impact on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The Company does not believe SFAS 163 will have a significant impact on the Company’s consolidated financial statements.

In October 2008, FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”, to clarify guidance on determining the fair value of a financial asset under SFAS No. 157 in a market that is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of this statement effective September 30, 2008 did not have a material impact on our financial position or results of operations.

Management

WANG Hui is Chief Executive Officer of Geostar Mineral Corporation. Ms Wang started her career at Hainan Xinte Pharmaceutical Ltd in China. She worked all her way up from a cashier to sales representative, sales manager. She then worked as District Manager of Southern China with Hainan Tianfeng Pharmaceutical Ltd, General Manager with Hainan Yichen Pharmaceutical Ltd. She is now the General Manager of Shenzhen Changhua. Ms Wang has sounding skill and experience in R&A, marketing and business development in Chinese medical industry.

Kai GUI, Director, Secretary and Chief Financial Officer, worked as an Analyst Programmer in the British media industry, and as IT Manager, Circulation Manager, and Foreign Publishing Director at S.J.P. Ltd in London. Mr. Gui participated in several business projects involving Chinese publicly listed companies. He is the Director of China Feed Industry Association Information Centre’s European Office and Vice President of Titan. After graduating from the University of Westminster in London, Mr. Gui took a Post-graduate course in Financial Management at Middlesex University in London.

Chi Ming YU, Director and President, He is Director of Operations at Titan Holdings, Inc where his main responsibilities are in Administration, Company Finance and Investment, Marketing Research and Customer Relationship. From 2000 to 2003, Mr. Yu worked as a sales manager at Fu Feng LLC.  Mr. Yu studied Computer Science at Rutgers University, New Jersey.

QUE Yong, Director of Geostar Mineral Corporation, was in sales and marketing with Hainan Xinteyao Pharmaceutical Ltd. from 1991 to 1995. He worked as sales manager for Hainan Tianfeng Pharmaceutical Ltd from 1996 to 2001. He has been a manager of Guangxi Changda Pharmaceutical Ltd since 2003.

LIU Zhi Jian is the Chief Technical Officer of Geostar Mineral Corporation. Mr. Liu was a head of Research Project – Structure of Mineral Deposits with Chinese Academy of Geological Sciences until 1992. He was awarded the 2nd Prize for research achievement by the Chinese Ministry of Geology in 1991. Mr. Liu later worked as assistant to General Manager and Deputy Chief of Development Department for Shenzhen Changhua Biomedical Engineering Co. Ltd., he was a key member of Chinese National “95” Plan - Project 863. Mr Liu is now the Deputy General Manager of Shenzhen Shanghang Biomedical Engineering Ltd. He has a BSc degree in Physics from Beijing University and a Master degree in Materials Engineering from St. Petersburg State University in Russia.

Tracy Mott is the Vice President of Geostar Mineral Corporation. Ms Mott is the Vice President of Investment Relations with PPW Group. She was involved in assisting in development of investor relations strategies, industry and market trends monitor and research, communicating with investors in a timely manner. Before that Ms Mott was a Special Education Teacher with Middletown Enlarged City School District. Ms Mott has a B.A. in Regular Education and Special Education from John Brown University and a Real Estate Salesperson License from Mid-Hudson Real Estate Source.

Neither WANG Hui, LIU Zhi Jian, QUE Yong nor Tracy J. Mott have been involved in any of the following proceeding during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are no Employment Agreements between Registrant and WANG Hui, QUE Yong, LIU Zhi Jian or Tracy J. Mott.

Executive Compensation

The executives of the Company have not received compensation for their services as executives nor have they been reimbursed for expenses incurred in attending board meetings.

Director Compensation

The directors of the Company have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Ownership Structure and Principal Shareholders

The following table sets forth certain information as of December 31, 2008, with respect to the beneficial ownership of our Common Stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

As of December 31, 2008, upon the consummation of the Share Exchange Agreement described under Item 1.01, an aggregate of 5,561,400 shares of our Common Stock were issued and outstanding.

In determining the percent of Common Stock owned by a person on December 31, 2008, we divided (a) the number of shares of Common Stock beneficially owned by such person, by (b) the sum of the total shares of Common Stock outstanding on December 31, 2008.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers
WANG Hui	3,003,682	59.3%
Chi Ming YU	0	0
Kai Gui	0	0
Tracy Mott	0	0
LIU Zhi Jian	0	0
QUE Yong	0	0
Greater Than 5% Shareholders
Titan	1,484,568	29.3%
WANG Hui	3,003,682	59.3%
Wu Ai Ping	500,000	8.99%
All Officers and Directors as a group	4,488,250	88.6%

(1)  Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)  Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)  Upon the consummation of the Share Exchange Agreement and the Affiliate Stock Purchase Agreement as described under Item 1.01, Titan obtained 1,484,568 shares of common stock of the Company and as a result Titan owns a total of 29.3% of the total issued and outstanding shares of common stock of the Company. Upon the consummation of the Share Exchange Agreement and the Affiliate Stock Purchase Agreement as described under Item 1.01, WANG Hui obtained 3,003,682 shares of common stock of the Company and as a result WANG Hui owns a total of 59.3% of the total issued and outstanding shares of common stock of the Company.

Related Party Transactions

As described under Item 1.01, On December 31, 2008, the Company entered into a Share Exchange Agreement under which the Company issued 50,000 shares of its common stock, par value $0.00001, to Titan, a limited liability company organized under the laws of Hong Kong, and WANG Hui, an individual, (Titan and WANG Hui being the sole shareholders of Masterise Holdings Ltd.) in exchange for 100% of the issued and outstanding shares of common stock of Masterise.

Also on December 31, 2008, Chi Ming Yu, a shareholder and affiliate of the Company, consummated one Affiliate Stock Purchase Agreement with thirteen (13) individuals including Titan and WANG Hui.  Pursuant to the Affiliate Agreement, Chi Ming Yu sold a total of 5,001,000 shares of the Company’s common stock for a total aggregate price of $5,000, including 2,972,182 shares to WANG Hui and 1,466,068 shares to Titan.

Kai Gui, officer and director of Registrant owns five percent (5%) of the outstanding capital stock of Titan, and Chi Fung Yu, brother of Registrant’s president Chi Ming Yu, owns seventy percent (70%) of the outstanding capital stock of Titan.

Description of Securities

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

As of December 31, 2008, a total of 5,561,400 shares of common stock are issued and outstanding.

Market for Common Stock and Related Shareholder Matters

Our common stock is quoted on Over the Counter Bulletin Board (“OTCBB”) under the symbol GEOS.  As of December 31, 2008, the market price of our stock was $0.05.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Transfer Agent

Our stock transfer agent for our securities is:
Island Stock Transfer
100 Second Avenue South, Suite 104N,
St. Petersburg, Florida
Telephone: 727-289-0010.

Indemnification of Directors and Officers

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the office or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities

On December 31, 2008, the Company entered into a share exchange agreement (“Share Exchange Agreement”) which is attached to this current report on Form 8-K as Exhibit 10.1, under which the Company issued 50,000 shares of its common stock, par value $0.00001, to Titan, a limited liability company organized under the laws of Hong Kong, and WANG Hui, an individual, (Titan and WANG Hui being the sole shareholders of Masterise Holdings Ltd.) in exchange for 100% of the issued and outstanding shares of common stock of Masterise. As of the date of the Share Exchange Agreement Masterise owned seventy percent (70%) of the issued and outstanding equity or voting interests in Shenzhen Changhua. Shenzhen Changhua is duly organized, validly existing and in good standing under the laws of the PRC..

Masterise is a company organized under the laws of British Virgin Islands and has its principal place of business in the PRC. The 50,000 shares of common stock that the company issued to Masterise are “restricted shares” which have not been registered with the SEC and the resale of which must be made in accordance with Regulation S, Rule 144, and the registration requirements of the Securities Act of 1933 or an available exemption.

Item 5.01 Changes in Control of Registrant.

As described in the Item 1, On December 31, 2008, the Company entered into a share exchange agreement (“Share Exchange Agreement”) which is attached to this current report on Form 8-K as Exhibit 10.1, under which the Company issued 50,000 shares of its common stock, par value $0.00001, to Titan, a limited liability company organized under the laws of Hong Kong, and WANG Hui, an individual, (Titan and WANG Hui being the sole shareholders of Masterise) in exchange for 100% of the issued and outstanding shares of common stock of Masterise. As of the date of the Share Exchange Agreement, Masterise owned seventy percent (70%) of the issued and outstanding equity or voting interests in Shenzhen Changhua. Shenzhen is duly organized, validly existing and in good standing under the laws of the PRC.

Also on December 31, 2008, Chi Ming Yu, a shareholder and affiliate of the Company, consummated one Affiliate Stock Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2, (the “Affiliate Agreement”) with thirteen (13) individuals including Titan and WANG Hui.  Pursuant to the Affiliate Agreement, Chi Ming Yu sold a total of 5,001,000 shares of the Company’s common stock for a total aggregate price of $5,000, including 2,972,182 shares to WANG Hui and 1,466,068 shares to Titan.

Each share of common stock acquired by Titan and WANG Hui is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the "Board of Directors") may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

The shares of the Company’s common stock obtained by Titan and WANG Hui pursuant to the Share Exchange Agreement and the Affiliate Agreement resulted in a change of control of the Registrant, whereby WANG Hui obtained a total of three million three thousand six hundred eighty two (3,003,682)  shares representing approximately fifty four percent (54%) of the Company’s issued and outstanding common stock, and Titan obtained a total of one million four hundred eighty four thousand five hundred sixty eight (1,484,568) shares representing approximately twenty six and seven tenths percent (26.7%) of the Company’s issued and outstanding common stock.

Immediately prior to the closing of the Transaction, Kai Gui served as the Registrant’s Director, Chief Financial Officer and Secretary, and Chi Ming Yu served as the Registrant’s President, Treasurer, Chief Executive Officer and was Chairman of the Board of Directors.

Following the closing of the Transaction, Chi Ming Yu resigned as Chairman of the Board of Directors of the Company and shall continue to serve as a Director of the Company, Ms. WANG Hui was nominated and elected as Chairman of the Board of Directors of the Company, and QUE Yong was nominated and elected as a Director of the Company to serve until their successors shall be elected and qualified until the earlier of their death, resignation or removal in the manner provided for in the Company’s by-laws;

Also following the closing of the Transaction WANG Hui was nominated and elected as Chief Executive Officer of the Company, Tracy Mott was nominated and elected as Vice President of the Company, and LIU Zhi Jian was nominated and elected as the Chief Technical Officer of the Company to serve until their successors shall be elected and qualified until the earlier of their death, resignation or removal in the manner provided for in the Company’s by-laws.  Following the elections of Ms. Wang and Ms. Mott as officers of the Company, Chi Ming Yu tendered his resignation as Chief Executive Officer of the Company.

LIU Zhi Jian has been appointed as the Chief Technical Officer of Geostar Mineral Corporation. Mr Liu was a head of Research Project – Structure of Mineral Deposits with Chinese Academy of Geological Sciences until 1992. He was awarded the 2nd Prize for research achievement by the Chinese Ministry of Geology in 1991. Mr Liu later worked as assistant to General Manager and Deputy Chief of Development Department for Shenzhen Shanghang Biomedical Engineering Co. Ltd., he was a key member of Chinese National “95” Plan - Project 863. Mr Liu is now the Deputy General Manager of Shenzhen Changhua Biomedical Engineering Ltd. He has a BSc degree in Physics from Beijing University and a Master degree in Materials Engineering from St. Petersburg State University in Russia.

The Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before Registrant gained control of Masterise.  Accordingly, pursuant to the requirements of Item 5.01(a)(8) of Current Report on Form 8-K, set forth below is the information that would be required if the Registrant was filing a general form for registration of securities on Form 10-SB (17 CFR 249.210b) under the Exchange Act, reflecting the Registrant's common stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Registrant and its securities upon consummation of the Transaction.

Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1, 2, 3 and 4 of Part I; Items 5 and 6 of Part II; Items 7, 8, 8A, 10, 11 and 12 of part III;  and Items 13 and 14 of Part IV of the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as well as the information contained in Items 1, 2, 3 and 4 of Part I and Items 1A and 2 of Part II of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2008, are hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of December 15, 2008 prior to the Transaction, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

Name of Beneficial Owner	Amount of Direct Ownership	Position	Percent of Class

Kai Gui	None	Director, CFO, Secretary	0%

Chi Ming Yu	5,001,000	Chairman, President, Treasurer, CEO	90.739%

All Officers and Directors	5,001,000		90.739%

(1) Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.

(2) Based on 5,511,400 shares of Common Stock issued and Outstanding.

Directors, Executive Officers, Promoters and Control Persons

Our directors serve until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, and position of our officers and directors prior to the consummation of the Transaction are set forth below:

Name	Position Held

Kai Gui	Director, CFO, Secretary
Chi Ming Yu	Chairman, President, Treasurer, CEO

Directors serve until our next annual meeting of the stockholders or unless they resign earlier. The board of directors elects officers and their terms of office are at the discretion of the board of directors.

Background of Officers and Directors

Kai GUI, has been Director, Secretary and Chief Financial Officer of the Company since October 1, 2008.  Kai Gui worked as an Analyst Programmer in the British media industry, and as IT Manager, Circulation Manager, and Foreign Publishing Director at S.J.P. Ltd in London. Mr. Gui participated in several business projects involving Chinese publicly listed companies. He is the Director of China Feed Industry Association Information Centre’s European Office and Vice President of Titan Technology Development Ltd. After graduating from the University of Westminster in London, Mr. Gui took a Post-graduate course in Financial Management at Middlesex University in London.

During the past five years, Kai Gui has not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Kai Gui was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Kai Gui’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Chi Ming YU served as the Company’s President, Treasurer, Chief Executive Officer and Chairman of the Board of Directors since October 1, 2008.  He is Director of Operations at Titan Holdings, Inc where his main responsibilities are in Administration, Company Finance and Investment, Marketing Research and Customer Relationship. From 2000 to 2003, Mr. Yu worked as a sales manager at Fu Feng LLC.  Mr. Yu studied Computer Science at Rutgers University, New Jersey.

During the past five years, Chi Ming Yu has not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Chi Ming Yu was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Chi Ming Yu’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation

The following table sets forth the compensation paid by us from inception on September 12, 2006 through December 15, 2008, for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Executive Officer Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
						Incentive	Compensa-	Other
Name and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Roman Bilinski	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0
Andriy Protskiv	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0
Chi Ming Yu	2008	0	0	0	0	0	0	0	0
Kai Gui	2008	0	0	0	0	0	0	0	0

Director Compensation

The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Certain Relationships and Related Transactions

During the 2 years prior to consummation of the Share Exchange Agreement and the Affiliate Stock Purchase Agreement, there had not been any transactions, or proposed transactions to which the Registrant was a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had a direct or indirect material interest.

As described under Item 1.01, On December 31, 2008, the Company entered into a Share Exchange Agreement under which the Company issued 50,000 shares of its common stock, par value $0.00001, to Titan, a limited liability company organized under the laws of Hong Kong, and WANG Hui, an individual, (Titan and WANG Hui being the sole shareholders of Masterise Holdings Ltd.) in exchange for 100% of the issued and outstanding shares of common stock of Masterise.

Also on December 31, 2008, Chi Ming Yu, a shareholder and affiliate of the Company, consummated one Affiliate Stock Purchase Agreement with thirteen (13) individuals including Titan and WANG Hui.  Pursuant to the Affiliate Agreement, Chi Ming Yu sold a total of 5,001,000 shares of the Company’s common stock for a total aggregate price of $5,000, including 2,972,182 shares to WANG Hui and 1,466,068 shares to Titan.

Kai Gui, officer and director of Registrant owns five percent (5%) of the outstanding capital stock of Titan, and Chi Fung Yu, brother of Registrant’s president Chi Ming Yu, owns seventy percent (70%) of the outstanding capital stock of Titan.

Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of WANG Hui to the Board of Directors and Chief Executive Officer

WANG Hui has been appointed as the Chief Executive Officer of Geostar Mineral Corporation. Ms Wang started her career at Hainan Xinte Pharmaceutical Ltd in China. She worked all her way up from a cashier to sales representative, sales manager. She then worked as District Manager of Southern China with Hainan Tianfeng Pharmaceutical Ltd, General Manager with Hainan Yichen Pharmaceutical Ltd. She is now the General Manager of Shenzhen Changhua. Ms Wang has sounding skill and experience in R&A, marketing and business development in Chinese medical industry.

Appointment of LIU Zhi Jian as Chief Technical Officer

LIU Zhi Jian has been appointed as the Chief Technical Officer of Geostar Mineral Corporation. Mr Liu was a head of Research Project – Structure of Mineral Deposits with Chinese Academy of Geological Sciences until 1992. He was awarded the 2nd Prize for research achievement by the Chinese Ministry of Geology in 1991. Mr Liu later worked as assistant to General Manager and Deputy Chief of Development Department for Shenzhen Shanghang Biomedical Engineering Co. Ltd., he was a key member of Chinese National “95” Plan - Project 863. Mr Liu is now the Deputy General Manager of Shenzhen Changhua. He has a BSc degree in Physics from Beijing University and a Master degree in Materials Engineering from St. Petersburg State University in Russia.

Appointment of QUE Yong to the Board of Directors

QUE Yong has been elected as a Director of Geostar Mineral Corporation.  QUE Yong was in sales and marketing with Hainan Xinteyao Pharmaceutical Ltd. from 1991 to 1995. He worked as sales manager for Hainan Tianfeng Pharmaceutical Ltd from 1996 to 2001. He has been a manager of Guangxi Changda Pharmaceutical Ltd since 2003.

Appointment of Tracy J. Mott as Vice President

Tracy Mott has been appointed as the Vice President of Geostar Mineral Corporation. Ms Mott is the Vice President of Investment Relations with PPW Group. She was involved in assisting in development of investor relations strategies, industry and market trends monitor and research, communicating with investors in a timely manner. Before that Ms Mott was a Special Education Teacher with Middletown Enlarged City School District. Ms Mott has a B.A. in Regular Education and Special Education from John Brown University and a Real Estate Salesperson License from Mid-Hudson Real Estate Source.

Neither  WANG Hui, QUE Yong,  LIU Zhi Jian nor Tracy J. Mott have been involved in any of the following proceeding during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Departure of Chi Ming Yu as Chief Executive Officer

Chi MingYu has resigned as the Chief Executive Officer and remains the President of Geostar Mineral Corporation. He is Director of Operations at Titan Holdings, Inc where his main responsibilities are in Administration, Company Finance and Investment, Marketing Research and Customer Relationship. From 2000 to 2003, Chi MingYu worked as a sales manager at Fu Feng LLC. Mr Yu studied BS course in Computer Science at Rutgers University, New Jersey.

There are no Employment Agreements between Registrant and WANG Hui, QUE Yong,  LIU Zhi Jian or Tracy J. Mott.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 31, 2008, the Board of Directors, by unanimous consent, voted to change the name of the Company to Advanced BioMedical Technologies, Inc. Also on December 31, 2008, the Board of Directors approved a change in our fiscal year from a fiscal year ending on October 31 to a fiscal year ending on December 31. The change in our fiscal year takes effect on December 31, 2008, and, therefore, there is no transition period in connection with this change of fiscal year end.  The Company will amend its Articles of Incorporation to reflect the change in name and fiscal year end  as soon as practicable after the filing of this Current Report on Form 8-K.

Item 5.06 Change in Shell Company Status

Upon the acquisition of Masterise and its subsidiary Shenzhen Changhua,  the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Item 8.01 Other Events

Forward Split

The Company determined on December 31, 2008 that it would be in the best interests of the Company to cause a 10:1 forward split of the Company’s common stock, par value $0.00001 per share (the “Forward Split”), whereby the total number of issued and outstanding shares of the Company’s common stock held by each shareholder will be converted automatically into the number of whole shares of common stock equal to the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Forward Split, multiplied by ten.

The Forward Split was approved by a majority of the Company’s shareholders, and shall be effective as soon as practicable after the filing of this document.

Change of Business Activities

Effective December 31, 2008 we ceased all exploration and mining business operations.  Registrant is now engaged primarily in the Medical Care industry.

Change of Principal Place of Business

Effective December 31, 2008, the address of our principal place of business is:

18 Lake Ridge, Middletown, NY 10940

Telephone number of the new principal place of business: (718) 766-7898

Item 9.01 Financial Statement and Exhibits.

(a)
Financial Statements of Businesses Acquired. In accordance with Item 9.01 (a), the financial statements of Masterise Holdings Limited (the business acquired) are filed with this Current Report on Form 8-K as Exhibits 99.1, and 99.2.

(d)	Exhibits.

Exhibit 10.1	Share Exchange Agreement, dated December 31, 2008, between Company and Titan Technology Development and WANG Hui.

Exhibit 10.2
Affiliate Stock Purchase Agreement between seller Chi Ming Yu, and the following purchasers: Titan Technology Development; WANG HUI; WU, AI PING; GUAN  JINGRU;  TANG  ZHIZHONG; ZHANG  WEN CAN;  LIU  GUI LI;  ZHANG  HAO; CHEN  MAO HUA; WU  XUE HONG;  TANG  YE; CEN  HUAN PING; and  LI  MAN CHENG.

Exhibit 99.1	Audited financial statements of Shenzhen Changhua for the year ended December 31, 2007 and December 31, 2006.

Exhibit 99.2	Unaudited consolidated financial statements of Masterise Holdings and Shenzhen Changhua.

Exhibit 99.3	Unaudited pro forma of the combined consolidated financial statements of the Company and Masterise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2008	Geostar Mineral Corporation

/s/Wang Hui
Wang Hui
Chief Executive Officer, Chairman of the Board